                             KANEB SERVICES, INC.
                             LIST OF SUBSIDIARIES
                             --------------------

                                                                      EXHIBIT 21

CORPORATE INSURERS LIMITED

DM DRILLING, INC.
      Diamond K Limited
      Diamond M Exploration Company

EAGLE CREEK RESOURCES, INC.

FURMANITE GERMANY, INC.
      Management Services Furmanite Holding GmbH
             Furmanite GmbH (formerly Zweipack GmbH)

KANEB ENERGY COMPANY

KANEB EXPLORATION, INC.

KANEB INFORMATION SERVICES, INC.
      Fields Financial Services, Inc.
      Viata Corporation
      Validata Corporation

KANEB INTERNATIONAL INC.
      Furmanite America Inc.
             Kaneb Energy Canada Ltd.
                    Furmanite Canada
      Kaneb Offshore Services Inc.
             Metalock NV
             Furmanite SA
             Furmanite NV
             Furmeta Holding BV
                    Furmanite BV
                    Metaholding BV
                    Metalock BV
             Furmanite East Asia Ltd
             Furmanite AS
      Furmanite plc (formerly Kaneb UK plc)
             Furmanite 1986 LTD (formerly Furmanite plc)
             Furmanite International LTD

      ASSOCIATED COMPANIES
             Furmanite Mexico SA (with Furmanite America)
             Fuji Furmanite Company Limited
             Barrier Offshore Maintenance Services, LTD
             Furmanite Gulf
             Furmanite UAE LTD

KANEB INVESTMENT CORP.

KANEB PIPE LINE COMPANY
      Kaneb Pipe Line Partners, L.P. (Partial)
             Kaneb Pipe Line Operating Partnership, L.P.
                    Support Terminals Operating Partnership, L.P.
             Support Terminal Services, Inc.
                            StansTrans, Inc.

                                  Exhibit 21
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KANEB TECHNOLOGIES, INC.
      Kaneb Metering Corporation
             NDE Environmental Corporation (Partial)

MORAN BROS., INC.

MORAN ENERGY INTERNATIONAL N.V.

PETROLEUM OPERATIONS AND SUPPORT SERVICES, INCORPORATED

SUSSEX INTERNATIONAL LIMITED

TEXAS ENERGY SERVICES, INC.










































                                  Exhibit 21